CONSULTANT AGREEMENT

BETWEEN: **BIMS RENEWABLE ENERGY INC** a company legally constituted in the State of Florida and located at 14 Place du Commerce, SUITE 388, Montreal, Qc legally represented by Abdel Jabbar Abouelouafa and Yves C. Renaud

(the "Company") OF THE FIRST PART

AND: **Daniel Ryan;**
36, Toronto Street
Toronto,On, M5C 2C5

(the "Consultant") OF THE SECOND PART

WHEREAS the Company desires to employ the Consultant and the Consultant desires to accept such employment upon the terms and conditions set forth;

IN CONSIDERATION of the mutual covenants herein contained, the parties agree as follows:

1. POSITION ANT TITLE

The Consultant agrees that he will at all times faithfully, industriously, and to the best of his skill, ability, experience and talents, perform all of the duties required in the commercialization of environmental technologies which will answer to problems related to the treatment of agricultural, industrial and municipal waste .It is also understood and agreed to by the Consultant that his assignment, duties and responsibilities and reporting arrangements may be changed without causing termination of this agreement, on mutual agreement of Consultant and Company.

The Consultant shall provide such consulting and advisory services as may from time to time be reasonably requested by management of the Company including, without limitation, providing assistance in various matters pertaining to:

- International development related to "Traimtech" technologies exclusively for the Europe territory.

2. TERM

The present agreement will be effective for a period of **twelve (12) months**, starting on the 15 of May, 2004. This agreement may be renewable on the terms and conditions to be agreed upon by the parties.

3. MONETARY

In consideration of, and in full payment for, the Services, the Company hereby agrees to issue to you, subject to the provisions of this paragraph, an aggregate of 800,000 shares of the Company's common stock, $.001 par value per share (the "Shares"); provided, however, that prior to issuance of any of the Shares, the Company shall file with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the Shares.

4. FULL-TIME ATTENTION TO BUSINESS

During the Consultant's employment with the Company, the Consultant shall devote himself exclusively to the business of the Company and shall not be employed or engaged in any capacity in any other business without the prior written approval of the Company. The Consultant is employed on a full-time basis for the Company. It is understood and agreed to by the Consultant that the hours of work involved will within reason vary and be irregular and are those hours required to meet the objectives of the employment.

5. TERMINATION

This agreement may be terminated by either the Consultant or the Company at any time by giving a two week notice in writing. The Consultant will have to return the shares to the treasury for the period not worked, calculated at the pro rata of the term.

6. NOTICE

Any notice or other communication required or permitted to be given under this agreement shall be in writing and may be delivered personally of by prepaid registered mail, addressed in the case of the Company at 14 Place du Commerce suite 388, Montreal, Qc

Notice given by pre-paid registered mail shall be deemed to have been received by the Recipient on the fourth business day after mailing.

Either party may change the address to which Notice must be delivered upon simple written notice to the other party.

7. CONFIDENTIAL INFORMATIONN AND TRADE SECRETS¨PROPRIETARY INFORMATION¨

The Consultant shall not, either during the term of his Employment or at any time thereafter, disclose to any person, unless required by law, any secrets or confidential information, "Proprietary Information " concerning the business or affairs or financial position of the Consultant or any company with which the Company is or may hereafter be affiliated.

"Proprietary Information " shall not include any information which:

a) The Company or its Representative possess on a non-confidential basis and not in contravention of any applicable law; or

b) Is or becomes generally available through no fault of the Consultant; or

c) Is received by the Consultant from an independent third party that is lawfully in the possession of same and under no obligation to Company with respect thereto; or

d) Is required to be disclosed pursuant to application law or order of a court of competent jurisdiction; or

e) Any information already known to the Consultant prior to entering into the present Employment Agreement;

8. CLIENTELE *AND/OR GOODWILL*

At the end of the present agreement, all parties agreed that the Consultant will not keep his clientele and this without any *recurs*.

9. WAIVER

The waiver by either party of any breach or violation of any provision of this agreement shall not operate of be construed as a waiver of any subsequent breach or violation of it.

10. AMENDMENT OF CONTRACT

This agreement contains the whole of the agreement between the Company and the Consultant and there are no other warranties, representations, conditions or collateral agreements except as set forth in this agreement.

Any modification to this agreement must be in writing and signed by the parties hereto or it shall have no effect and shall be void.

11. SECTIONS AND HEADINGS

The headings in this agreement are inserted for convenience of reference only and shall not affect interpretation.

12. SEVERABILITY

If any provision of this agreement is determined to be invalid or unenforceable in whole or in part such invalidity or unenforceability shall attached only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full forced and effect.

13. CHOICE OF LAW

The parties agree that this agreement be governed and interpreted according to the laws in force in the Province of Quebec, Canada.

The Consultant acknowledges that he has read and understands this agreement, and acknowledges that he has had the opportunity to obtain independent legal advice with respect to it.

BOTH PARTIES HAVE REVIEWED AND AGREED ON ALL THE ABOVE ISSUES; SIGNED IN MONTREAL, THIS 12TH OF May, 2004.

Consultant	BIMS Renewable Energy, Inc.
____________________	____________________
Daniel Ryan	By: Abdel Jabbar Abouelouafa
	____________________
	By : Yves C. Renaud